SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
      Securities Exchange Act of 1934 [Amendment No.     ]


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                    Quaker Chemical Corporation
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


                    Quaker Chemical Corporation
---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
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[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Footnote-1)

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      4)  Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        QUAKER CHEMICAL CORPORATION

                            Elm and Lee Streets

                     Conshohocken, Pennsylvania  19428
                            ___________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ___________________

To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation ("Company") will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Thursday, May 4, 1995, at 10:30 A.M., local time, for the following purposes:

     1. To elect four (4) Class III Directors, each to serve for three years and until his/her respective successor is elected and qualified;
     2. To consider and act upon ratifying the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1995; and
     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 17, 1995 are entitled to notice of and to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors,

                                   KARL H. SPAETH
                                   ------------------------------------
                                   Karl H. Spaeth
                                   Vice President and Secretary

Dated:  March 31, 1995

                        QUAKER CHEMICAL CORPORATION
                             ________________

                              PROXY STATEMENT
                             ________________

     The solicitation of the accompanying Proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation ("Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Thursday, May 4, 1995 and at any adjournments thereof. The Meeting will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent or given to shareholders is March 31, 1995. Any shareholder executing and delivering the accompanying Proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.
     The Company will bear the cost of the solicitation of Proxies. Proxies will be solicited by mail, telephone, facsimile, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing Proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.
     Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all four (4) of the nominees named therein and for ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1995.
     As of March 17, 1995, the outstanding voting securities of the Company consisted of 8,801,739 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 17, 1995, held shares of the Company's Common Stock beneficially owned since March 1, 1992 are entitled to cast 10 votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1992 are entitled to cast one vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 17, 1995, the holders of 3,448,149 shares of Common Stock will be entitled to cast 10 votes with respect to each such share, and the holders of 5,353,590 shares of Common Stock, including but not limited to, those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1992 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one vote with respect to each such share, representing an aggregate of 39,835,080 votes. The aforementioned presumption that a share is entitled to one vote rather than 10 is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 88,017,390. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the Meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the Proxy.
     Only shareholders of record at the close of business on March 17, 1995 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

Certain Beneficial Owners
     The following table sets forth information, as of March 17, 1995, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, Quest Advisory Corp., and Quest Management Company have sole voting and dispositive power over the outstanding Common Stock listed opposite their names. Invista Capital Management, Inc. has shared power to vote and sole dispositive power over the Common Stock listed opposite its name.

                                     Number
                                    of Shares       Percent      Number
Name and Address                    Owned (1)     of Class(2)   of Votes
----------------------------------------------------------------------------
Peter A. Benoliel                  637,253(3)         7.2%      5,577,479
  130 Cornwall Lane
  St. Davids, PA 19087

Quest Advisory Corp. and           576,114(4)         6.5         576,114(4)
Quest Management Company
  1414 Avenue of the Americas
  New York, NY  10019

Invista Capital Management, Inc.   532,100(4)         6.0         532,100(4)
  601 Locust, Suite 1150
  Des Moines, IA  50309

---------------

(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.
(2) Based upon 8,801,739 shares outstanding.
(3) Includes 56,367 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(4) These shares, which are held in street name, are presumed under Article
    5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share. Each such share for which the aforementioned presumption is rebutted in accordance with applicable procedures shall be entitled to ten (10) votes per share or up to an aggregate of 5,761,140 in the case of Quest Advisory Corp. and Quest Management Company and up to an aggregate of 5,321,000 votes in the case of Invista Capital Management, Inc.

Directors and Officers
     The following table sets forth information, as of March 17, 1995, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                               Number
                              of Shares        Percent       Number of
Name                            Owned       of Class (2)       Votes
---------------------------------------------------------------------------
Peter A. Benoliel             637,253(1)(3)      7.2%        5,577,479
Joseph B. Anderson, Jr.           100            ---               100
Patricia C. Barron                160(4)         ---             1,600
William L. Batchelor          208,727            2.4         2,087,270
Lennox K. Black                 2,750            ---             9,500
Edwin J. Delattre                 251            ---               926
Francis J. Dunleavy             3,000            ---            30,000
Robert P. Hauptfuhrer           7,200            ---            72,000
Frederick Heldring              7,800(5)         ---            78,000
Sigismundus W. W. Lubsen      137,289(6)         1.5           155,970
Ronald J. Naples                1,000            ---             2,350
Alex Satinsky                   1,500            ---            15,000
D. Robert Yarnall, Jr.          4,927            ---            49,270
Marcus C. J. Meijer            46,000(7)         ---             1,550
John E. Burrows, Jr.           49,651(8)         ---              6474
Clifford E. Montgomery         26,000(9)         ---                 0

All directors and
 executive officers
 as a group (19 persons)    1,196,677(10)       13.1(10)     8,189,984(11)

------------
 (1) Does not include 1,640 shares held of record by Mr. Benoliel's wife.
 (2) Based upon 8,801,739 shares outstanding. The percentage is less than 1%, except as otherwise indicated.
 (3) Includes 56,367 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
 (4) Includes 10 shares held in an indirect trust account for child.
 (5) Includes 6,600 shares held jointly with his wife.
 (6) Includes 103,440 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date plus 4,280 shares held in a trust account for children.
 (7) Includes 44,450 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
 (8) Includes 49,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date plus 53 shares held in a trust account for a child.
 (9) Includes 26,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(10) Includes 325,655 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date. Also includes 6,600 shares held jointly with a spouse and 4,343 shares held in trust accounts for children of directors and officers.
(11) Represents 20.5% of all votes entitled to be cast at the Meeting, based on information available on March 17, 1995.

     Based solely on (i) the Company's review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's officers and directors, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1994 were filed on a timely basis, except for one filing on Form 4 covering one transaction each for Mr. Benoliel and Mr. Black.

                           ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the class to which they are elected. At the present time, there are thirteen (13) directors including four (4) Class I Directors, five (5) Class II Directors, and four (4) Class III Directors.
Mr. D. Robert Yarnall, Jr., a Class III Director, has chosen not to stand for reelection. On February 15, 1995, the Board of Directors voted to decrease the number of directors of the Company from 13 to 12 effective as of the Meeting date, subject to Mr. Naples being elected as a Class III Director. In order to apportion the number of directors in each of the classes so as to maintain the number of directors in each class as nearly equal as possible, as required under the Company's Articles of Incorporation, Mr. Ronald J. Naples, a Class II Director, has agreed to be nominated as a Class III Director. Therefore, four (4) Class III Directors are to be elected at the Meeting with each member to serve a three (3) year term expiring in 1998 or until his/her successor is duly elected and qualified. The four nominees receiving the greatest number of votes cast by the holders of the Company's Common Stock present, in person or by proxy, at the Meeting will be elected Class III Directors of the Company. If Mr. Naples is elected a Class III Director at the Meeting, he will immediately resign as a Class II Director and will serve, with the other nominees elected, for a term of three years, and, if not elected, he will continue to serve as a Class II Director for a term of two more years or, in either case, until his successor is duly elected and qualified. Accordingly, Mr. Naples is listed below with the Class III Directors even though he is currently a Class II Director.
     The Proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class III nominees, Ronald J. Naples, Edwin J. Delattre, Patricia C. Barron, and Joseph B. Anderson, Jr. Each of the nominees is presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 6, 1992
(except for Mr. Naples, who was elected at the Annual Meeting held on May
4, 1994). If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the
Meeting:

                          First Became     Principal Occupation for
Name and (Age)             a Director         the Past Five Years
--------------            ------------  ---------------------------------
Class I -- Directors elected in 1993 to serve until the Annual
Meeting in 1996:
Peter A. Benoliel (63)        1961      Chairman of the Board and former
                                          Chief Executive Officer of the
                                          Company.
William L. Batchelor (77)     1952      Retired Senior Vice President of
                                          the Company.
Francis J. Dunleavy (80)      1980      Retired Vice Chairman of the Board
                                          of International Telephone and
                                          Telegraph Corporation, a
                                          diversified company principally
                                          directed to communications.
                                          Member of the Board of Directors
                                          of Crown Cork & Seal Company, AEL
                                          Industries, Inc., Bird Inc.,
                                          Selas Corporation of America, and
                                          ScanGraphics, Inc.
Sigismundus W. W. Lubsen (51) 1988      President and Chief Executive Offi-
                                          cer of the Company and former
                                          President and Chief Operating
                                          Officer of the Company. Member
                                          of the Board of Directors of
                                          Teleflex Incorporated.

                          First Became     Principal Occupation for
Name and (Age)             a Director         the Past Five Years
--------------            ------------  ---------------------------------
Class II -- Directors elected in 1994 to serve until the Annual
Meeting in 1997:
Lennox K. Black (65)          1985      Chairman of the Board and former
                                          Chief Executive Officer, Teleflex
                                          Incorporated, a manufacturing and
                                          service company which provides
                                          engineered products and services
                                          to specific technical and commer-
                                          cial markets.  Member of the
                                          Board of Directors of Envirite
                                          Corporation, Penn Virginia Corp.,
                                          Westmoreland Coal Company, and
                                          Pep Boys Manny, Moe and Jack.
Robert P. Hauptfuhrer (63)    1977      Former Chairman of the Board and
                                          Chief Executive Officer, Oryx
                                          Energy Company, an energy com-
                                          pany.
Frederick Heldring (70)       1970      Chairman, Global Interdependence
                                          Center; formerly Vice Chairman of
                                          the Board of CoreStates Financial
                                          Corporation, a bank holding com-
                                          pany, and Chairman and President
                                          of The Philadelphia National
                                          Bank, a commercial bank.
Alex Satinsky (82)            1952      Partner, Fox, Rothschild, O'Brien &
                                          Frankel, General Counsel to the
                                          Company.

Class III -- Directors nominated for election in 1995 to serve until the Annual Meeting in 1998:
Ronald J. Naples (49)         1988      Chairman of the Board and Chief
                                          Executive Officer, Hunt Manufac-
                                          turing Company, a producer and
                                          distributor of office products,
                                          office furniture, and art/craft
                                          products.  Member of the Board of
                                          Directors of Advanta Corp.
Edwin J. Delattre (53)        1984      Dean and Professor of Education and
                                          Philosophy, Boston University;
                                          formerly Bradley Distinguished
                                          Fellow in Applied Ethics,
                                          American Institute for Public
                                          Policy Research, Washington, D.C.
Patricia C. Barron (52)       1989      President, Xerox Engineering
                                          Systems Division, Xerox Corpora-
                                          tion.  Previous positions with
                                          Xerox Corporation include Vice
                                          President, Corporate Information
                                          Management, Regional Sales
                                          Manager for the Mid-Atlantic
                                          Region, and Vice President and
                                          Regional Manager, Eastern Region.
                                          Member of the Board of Directors
                                          of Frontier Corporation and
                                          Reynolds Metals Company.
Joseph B. Anderson, Jr. (52)  1992      Chairman and Chief Executive
                                          Officer, Chivas Products Limited,
                                          an  interior trim automotive sup-
                                          plier  and manufacturer.
                                          Formerly President and Chief
                                          Executive Officer, Composite
                                          Energy Management Systems Inc., a
                                          manufacturer of bumpers for the
                                          automotive industry.  Previously
                                          served as Director, Body Hardware
                                          Business Unit, Inland Fisher
                                          Guide Division, General Motors
                                          Corporation.

     There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

Committees of the Board of Directors
     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible and to implement specific action for the Board where directed to do so. The current members of the Committee, which did not meet in 1994, are P. A. Benoliel (Chairman), S. W.
W. Lubsen, R. P. Hauptfuhrer, R. J. Naples, A. Satinsky, and D. R. Yarnall, Jr. The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met three times in 1994, are F. J. Dunleavy
(Chairman), L. K. Black, E. J. Delattre, and R. P. Hauptfuhrer.
     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation;
review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met four times in 1994, are F. Heldring (Chairman), P. C. Barron, E. J. Delattre, and R. J. Naples.
     The Company has a Finance Committee whose principal functions are to establish guidelines for the investment of Company funds and advise on matters relating to the Company's financial condition, dividend policy, and shareholder financial interests. The current members of the Committee, which met three times in 1994, are L. K. Black (Chairman), J. B. Anderson,
Jr., F. Heldring, and A. Satinsky.
     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors and review shareholder proposals. The Committee was formed effective
January 1, 1995 and, hence, did not meet in 1994. The members of the Committee are R. P. Hauptfuhrer (Chairman), E. J. Delattre, and R. J.
Naples. The Committee will consider candidates recommended by shareholders when submitted in writing not later than December 1, 1995 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee.
Nominations should be submitted to the Secretary of the Company.
     During the year ended December 31, 1994, six regular meetings of the Board of Directors were held. During 1994, each of the directors was in attendance at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which she or he then served, except for P. C. Barron, who attended two of six Board meetings and all meetings of the Committees to which she was assigned. The reasons for her absences were known to and are satisfactory to the Board of Directors.

                          EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1992, 1993, and 1994 as to the Company's Chief Executive Officer in 1994 and each of the Company's other four most highly compensated officers who served as executive officers during 1994 (hereinafter referred to as the named executive officers).

                                                     SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                      ------------------------------------------
                                   Annual Compensation                           Awards              Payouts
                           -----------------------------------------  ---------------------------   ------------
  (a)              (b)       (c)            (d)            (e)            (f)            (g)            (h)            (i)
                                                                       Restricted    Securities
Name and                                              Other Annual       Stock       Underlying                     All Other
Principal                                             Compensation      Award(s)     Options/            LTIP      Compensation
Position          Year     Salary($)      Bonus($)       ($)(1)           ($)        SARs(#)(2)       Payouts($)    ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Peter A.          1994    $200,000              0           0              0               0                0         $5,000
Benoliel,         1993     215,000              0           0              0          30,000          $51,000              0
Chairman of       1992     240,000              0           0              0               0                0          6,000
the Board

Sigismundus       1994     400,000(4)           0           0              0               0                0          5,000
W. W. Lubsen,     1993     359,000(4)           0           0              0          40,000           45,540              0
President and     1992     360,000(4)           0           0              0               0                0          5,000
Chief Executive
Officer

Marcus C. J.      1994     194,000(5)     $49,000           0              0               0                0              0
Meijer, Vice      1993     170,000(5)      38,000           0              0          30,000           26,000              0
President-        1992     170,000(5)      75,000           0              0               0                0              0
Europe


John E.           1994     157,000         24,000           0              0               0                0          5,000
Burrows, Jr.,     1993     149,000         17,000           0              0          25,000                0              0
Vice Presi-       1992     143,000         21,000           0              0               0                0          4,000
dent-North
America

Clifford E.       1994     118,000         10,000           0              0               0                0          4,000
Montgomery,       1993     115,000         17,000           0              0          12,000           10,000              0
Vice Presi-       1992     115,000         45,000           0              0               0                0          4,000
dent-Human
Resources

(1) During the year ended December 31, 1994, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in columns (c), (d), and (e) the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).
(2) Options to purchase shares of the Company's Common Stock.
(3) The amounts listed as "All Other Compensation" represent compensation earned by each of the named executive officers pursuant to the terms of the Company's Profit Sharing Plan.
(4) Includes for each of the years ended December 31, 1992, 1993, and 1994 the fair market value of 6,000 shares of Common Stock which were issued during such year and an additional cash payment made during such year pursuant to a Restricted Stock and Cash Bonus Plan Agreement between the Company and Mr. Lubsen (the "Lubsen Agreement"). The aggregate values of the shares issued to Mr. Lubsen pursuant to the Lubsen Agreement during 1992, 1993, and 1994 (based, with respect to each issuance, on the last reported sale price for the Common Stock on the Nasdaq National Market System on the last trading day of each such year) were $126,000, $95,250, and $112,500, respectively.  For additional information concerning the Lubsen Agreement, see "Employment Agreements with Executive Officers," below.
(5) Mr. Meijer's compensation was paid or credited in Dutch Guilders. For purposes of this presentation, Mr. Meijer's salary and bonus for each year has been translated into U.S. Dollars using the applicable exchange rate for the conversion of Dutch Guilders to U.S. Dollars on December 31 of such year.

Options/SAR Grants in the Last Fiscal Year
     During 1994, the Company did not grant any stock options or stock appreciation rights to any of the named executive officers.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values
     The following table provides information related to options to purchase the Company's Common Stock exercised by the named executive officers during the year ended December 31, 1994 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

                AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                      AND YEAR-END OPTION/SAR VALUES
  (a)                          (b)             (c)                   (d)                                (e)
                                                            Number of Securities               Value of Unexercised
                                              Value        Underlying Unexercised              In-the-Money Options
                         Shares Acquired    Realized       Options at Year End(#)                 at Year End ($)
Name                     on Exercise(#)        ($)      Exercisable    Unexercisable       Exercisable/Unexercisable (1)
-----------------------------------------------------------------------------------------------------------------------
Peter A. Benoliel               0               0          56,367            0                             0/0
Sigismundus W. W. Lubsen        0               0         103,440            0                      $236,856/0
Marcus C. J. Meijer             0               0          44,450            0                        14,450/0
John E. Burrows, Jr.            0               0          49,000            0                        24,000/0
Clifford E. Montgomery          0               0          26,000            0                        14,000/0

(1) Based on the last sale price on December 31, 1994 on the Nasdaq National Market System of $18.75 per share.

Long-Term Incentive Plan Awards in Last Fiscal Year
     During 1994, the Company did not grant any performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers.

Employment Agreements with Executive Officers
     All executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated. Salary and bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Each employment agreement is for an initial term of one (1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. The agreements also provide for the payment by the Company of an amount substantially equal to 150% of the officer's then current annual rate of salary (except in the case of Mr. Lubsen whose agreement provides for the payment of the greater of 200% of his then current annual salary or $400,000) if the officer's employment by the Company is terminated other than for cause or by reason of death, disability, or normal retirement within three (3) years after the occurrence of certain specified events that constitute a change or potential change in control of the Company. The Company also entered into a Restricted Stock and Cash Bonus Agreement with Mr. Lubsen, effective January 1, 1990, pursuant to which the Company issued to Mr. Lubsen at the end of each year during the five (5) year term of the agreement 6,000 shares of Common Stock, assuming Mr. Lubsen was employed by the Company on December 31 of that year. Mr. Lubsen had the right to elect each year to receive an additional 1,500 shares representing an aggregate of 7,500 additional shares over the five (5) year period or a cash payment in lieu thereof. There were no contingencies to Mr. Lubsen receiving the additional 7,500 shares as they consisted of an annual award of 1,500 shares which could be taken in either stock or cash and were designed to assist Mr. Lubsen with the income taxes generated from the annual grant of 6,000 shares. A cash payment totalling the value of 1,500 shares was awarded on an annual basis for each of the five (5) years of the agreement. Additionally, the Company paid annually during the five (5) year period a cash bonus in an amount equal to the difference between the dividend on 37,500 shares and the number of shares theretofore eligible for payment and delivery to Mr. Lubsen. As Mr. Lubsen has, as of the date hereof, completed the five (5) year term, the Restricted Stock and Cash Bonus Agreement has now expired, and no further awards will be made pursuant thereto.

Pension and Death Benefits
     Substantially all of the Company's employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through November 30, 1989 and a future service formula for service beginning December 1, 1989, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1989 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1989 and (b)(i) for the employee's service after December 1, 1989 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1989 beyond 35 years, 1.3% of annual pay.
     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1994 an estimate of benefits that will be accrued from December 1, 1994 to age 65 based upon W-2 or other information.
                                                             Years
                                                           Credited
                              Estimated Annual           Service as of
                              Pension Benefit              12/31/94
---------------------------------------------------------------------------
Peter A. Benoliel                $95,803                      38
Sigismundus W. W. Lubsen          56,751                       6
Marcus C. J. Meijer               82,196(1)                    3
John E. Burrows, Jr.              50,505                       4
Clifford E. Montgomery            42,425                       3
---------
(1) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

     The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment, the maximum benefit is reduced by 2% for each such full year of employment less than 30. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, state, local, and federal income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1994 in the aggregate amount of $160,000.

     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                     Estimated Payment
                                     Under the Program
     --------------------------------------------------
     Peter A. Benoliel                    $73,335
     Sigismundus W. W. Lubsen              59,733
     Marcus C. J. Meijer                      -0-(1)
     John E. Burrows, Jr.                  27,528
     Clifford E. Montgomery                14,507
-------------
(1) Mr. Meijer does not participate in the Pension Plan and, therefore, is not eligible for payments under the Program.

     The Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary, plus $30,000, is payable in installments at various times over a 40-month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors
     Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. During 1994, directors of the Company, who were not employees or affiliated with the Company's General Counsel, were paid a standard fee of $13,000 each for the year plus $850 for each meeting attended except that directors who are former employees received only the standard fee. In addition, they received $850 for attending each meeting of a committee on which they serve. Each committee chairman received an additional $100 for each committee meeting chaired.
     Alex Satinsky, a director of the Company, is a member of the law firm Fox, Rothschild, O'Brien & Frankel, which was retained by the Company as General Counsel during the year 1994 and which is being retained by the Company in such capacity during the current year.

           COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

Introduction
     The philosophy of the Company's executive officers' remuneration program is to compensate on the basis of performance. Therefore, a considerable portion of an executive officer's total compensation is incentive based and tied directly to the achievement of business goals.
The Company's compensation program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan"). Both the annual incentive payment and compensation earned pursuant to the Plan are based on achievement of previously set financial criteria targeted for the development of shareholder value. All components combined are intended to attract, motivate, and retain executives.

Compensation Structured to Reward Excellence
     The Company positions its executive officer base pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States derived from the database of the compensation consulting company HayGroup (some companies of which may be included in the companies that are part of S&P Chemical (Specialty) Index) and as to foreign-based executive officers in the regions where such executive officers are located. Total pay, which includes incentive-based compensation, is sufficiently variable that outstanding performance may result in total compensation in the top quarter of the industry comparison group. The most recent survey data places the Company's average base compensation in the lower half of the companies surveyed.

     The target compensation for the position of Chief Executive Officer ("CEO") is currently at the median of the chemical industry group. Because of the Company's 1994 performance, the CEO's total cash compensation (salary plus incentive) during the last year is expected to be below the median of the group.

Compensation Components
     The base salary component is primarily used as a foundation upon which to overlay the Company's annual and long-term incentive programs. Base salary increases are approved by the Committee based on a recommendation by the CEO following extensive review of each executive officer's performance during the past year. The Committee's decision is based on achievement, as measured against previously established goals, which include primary emphasis on attainment of financial goals and non-financial objectives in such areas as leadership, vision, and the management of cultural change. On average, base salary range structural increases are made based on median increases in both the national chemical industry as well as local general industry. Individual salary increases are made based on performance in comparison to the individual executive's penetration into his/her salary range. This salary range is part of Quaker's overall salary structure, which is adjusted as needed based on HayGroup data reflecting median increases in both the national chemical industry as well as local general industry more closely reflecting the competitiveness of positions that are not "national" in nature. In the case of executive officers residing outside of the United States who fall within the jurisdiction of laws other than United States law, salary increases that are mandated by such laws will be granted even if similar increases are not being granted to executive officers located in the United States.
     The incentive component is paid on an annual basis in the form of a cash bonus. It is primarily used to motivate executive officers to meet or exceed previously established targets on a consistent basis. The measure used in 1994 is the attainment of previously established Profit Before Tax ("PBT") targets as well as the accomplishment of non-financial (personal) goals linked directly to the achievement of the Company's strategic plan. Payments are made based on actual performance compared with target. Performance above budget target is based on a formula which provides that for each additional 5% achievement of budgeted PBT, there will be an additional 20% increase in the percentage of the financial incentive award. The total incentive award amount is determined by multiplying the base salary compensation labor grade midpoint of the position, based on data provided by the HayGroup, by a previously established incentive award percentage which varies between 20-65%. The greater the weighting of the position and resultant impact on profitability of the Company, the greater the percentage.
     PBT targets have historically been established at levels which the Committee believes have been aggressive. In 1994, since Company PBT targets were not achieved, neither the CEO nor the other executive officers received incentive payments resulting from achievement of previously established financial objectives. Incentive payments were made in certain cases (other than to the CEO) for achievement of non-financial objectives referred to as personal goals.
     The final component is compensation realized from the biannual grants of incentive stock options, non-qualified options, and performance incentive units issued under the Plan. Awards under the Plan provide incentives to those employees largely responsible for the long-term success of the Company. The Plan is primarily used to retain and motivate executive officers to improve total return to shareholders. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. With performance incentive units, the cash value of the award is based on the four-year average return on equity and income before tax as a percentage of sales. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the business that will affect long-term total return to shareholders. Past practice has been to grant stock options combined with performance incentive units to executive officers in alternate years, and no such awards were made in 1994. Stock options were awarded in 1994 to one officer as an adjustment to the 1993 program of awards to executive officers. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amount of awards previously granted.

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the other four most highly compensated executive officers. Since the amount of compensation paid in the last year to the Company's CEO and each of the other four most highly compensated officers was considerably less than $1,000,000, and it is unlikely that compensation levels will dramatically increase in the foreseeable future, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                           Compensation/Management Development Committee
                                       Frederick Heldring, Chairman
                                       Patricia C. Barron
                                       Edwin J. Delattre
                                       Ronald J. Naples

Performance Graph
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the S&P Chemical (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1989 and ending December 31, 1994.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG QUAKER CHEMICAL CORPORATION, THE  S&P 500 INDEX
                   AND THE S&P CHEMICALS (SPECIALTY) INDEX

                          ID: GRAPHIC (LINE CHART)

*$100 invested on 12/31/89 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

                  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Price Waterhouse LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 1995 and to report on the Company's financial statements for that period. The firm of Price Waterhouse LLP has acted as independent accountants for the Company since 1968. Representatives of Price Waterhouse LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.
     There is no requirement that the appointment of Price Waterhouse LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but will take any negative vote into consideration in future years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                              OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be set forth in the Company's Proxy Statement and Proxy for the 1996 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than December 1, 1995.

                               OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying Proxy will vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors,

                                           KARL H. SPAETH
                                       -----------------------------------
                                           Karl H. Spaeth
                                           Vice President and Secretary


Dated:  March 31, 1995

                                                                  EXHIBIT A
               SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights
     At the Annual Meeting of Shareholders held May 6, 1987, the shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987
(the "Effective Date") became entitled to 10 votes per share of Common
Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to one vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36-month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

(1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;
(2) a transfer by a trustee to a trust beneficiary under the terms of the trust;
(3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or
(4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records
     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded so as automatically to indicate the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration
     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.
     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary
     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.
     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

   APPENDIX OF GRAPHIC AND IMAGE MATERIAL OMITTED FROM ELECTRONIC FORMAT
              DOCUMENT PURSUANT TO RULE 304 OF REGULATION S-T

     Performance graph comparing cumulative total shareholder return on Quaker Chemical Corporation's Common Stock against the S&P Index and the S&P Chemicals (Specialty) Index appearing on page 12 of the Definitive Proxy Statement.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY, THE S&P INDEX, AND THE S&P CHEMICALS
                             (SPECIALTY) INDEX

     This chart is a five-year line graph which plots points depicting the investment of $100 in Quaker Chemical Corporation Common Stock on December 31, 1989 and compares the results with $100 invested in the S&P 500 with $100 invested the S&P Chemicals (Specialty) Index on that same date. Reinvestment of dividends is also included.
     The x-axis of the graph represents years and spans the period from December 31, 1989 to December 31, 1994. The y-axis of the graph is indexed in dollars, ranging from 0 to $200 and represents the year-end cumulative return on the initial $100 investment for each year.
     The initial plot point for Quaker Chemical Corporation, the S&P Index, and the S&P Chemicals (Specialty) Index is 100 at December 31, 1989. Starting in 1990, the plot points, which represent the $100 investment plus dividends, are as follows:

                                  1990   1991   1992   1993   1994
                                  ----   ----   ----   ----   ----
Quaker Chemical Corporation        141    161    169    133    162
S&P 500                             97    126    136    150    152
S&P Chemicals (Specialty)          102    144    153    174    152

                                                      March 31, 1995

Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987 when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held on that date. The amended Articles also provide that with respect to shares acquired after May 6, 1987, all shares are entitled to one vote per share until such shares are held for 36 consecutive months. After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above and those exceptions are listed in Exhibit A "Shareholder Voting Administrative Procedures" to the enclosed Proxy Statement.

Because we have no means of tracking ownership of shares held in "street" or "nominee" name, such shares are presumed to have been held for a period of less than 36 consecutive months.

Please review the number of votes which are listed on the proxy card. For all shares purchased by you before March 1, 1992 (36 months before the record date), you are entitled to 10 votes per share. For all shares purchased by you after March 1, 1992, you are entitled to one vote per share.

If you feel that the votes listed do not accurately reflect the number of votes you are entitled to cast, Exhibit A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Irene M. Kisleiko, Assistant Corporate Secretary, at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please call Ms. Kisleiko at Quaker Chemical as soon as possible.


Thank you.

                                   PROXY
                        QUAKER CHEMICAL CORPORATION
               Elm and Lee Streets, Conshohocken, PA  19428

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Batchelor, Peter A. Benoliel, and Alex Satinsky, and each of them (or if more than one is present, then a majority of those present) proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 4, 1995, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1. ELECTION OF DIRECTORS
   FOR all nominees listed below [ ]
   (except as marked to the contrary below)

   WITHHOLD AUTHORITY [ ]
   to vote for all nominees listed below

     Ronald J. Naples; Edwin J. Delattre; Patricia C. Barron; and Joseph B. Anderson, Jr.

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

__________________________________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1995.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

                  (CONTINUED ON REVERSE SIDE)

                  (CONTINUED FROM REVERSE SIDE)


3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1994.

                                  DATED: ___________________________, 1995

                                  ___________________________________
                                               (Signature)

                                  (Signature should be exactly as name
                                  or names appear on this Proxy)

                    PLEASE DATE, SIGN, AND RETURN PROMPTLY